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INDEPENDENT AUDITORS' CONSENT
________________________________________________________

The Board of directors and shareholders
IDS Stock Fund, Inc.:

The audits referred to in our report dated December 1, 1995 included the related supplementary financial statement data in
Schedule III on pages 2-3 of Part C of this Registration Statement. The supplementary financial statement data is the responsibility of Fund Management. Our responsibility is to express an opinion on this supplementary financial statement data based on our audit. In our opinion, such supplementary financial statement data, when considered with the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 21, 1995
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
                                                                                           SCHEDULE III

                                                       IDS STOCK FUND, INC.
                                                     INVESTMENTS IN AFFILIATES
                                (AS DEFINED IN SECTION 2 (a) OF THE INVESTMENT COMPANY ACT OF 1940)
                                                    YEAR ENDED OCTOBER 31, 1995

COLUMN A                 COLUMN B                    COLUMN C                   COLUMN D            COLUMN E
__________________________________________________________________________________________________________________

                                                     Amount of equity in
Name of issuer and       Number of shares held       net profit and loss        Amount of           Value at
title of issuer          at close of year            for the year               dividend income     Oct. 31, 1995
__________________________________________________________________________________________________________________
Common stocks:

Lukens Inc.              800,000                          N/A                   787,500             $24,600,000

Ericsson (LM) ADR             --                     $899,240.00                  (a)                        --

Vmark Software Inc.           --                       88,330.60                  (a)                        --
                                                     ___________                                    ___________
                                                     $987,570.60                                    $24,600,000
                                                     ===========                                    ===========

Note:
(a)  Non-income producing.

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
                                                                                    SCHEDULE III (CONT'D)

                                                       IDS STOCK FUND, INC.
                                               CHANGES IN INVESTMENTS IN AFFILIATES
                                            FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995

                                       Gross         Gross
                      Shares held     purchases      sales       Shares held       Market value      Amount of
Name of issuer       at beginning        and          and          at close             at           dividend
and title of issuer    of year       additions     reductions      of year         Oct. 31, 1995      income
_______________________________________________________________________________________________________________
Common stock:
Ericsson (LM) ADR     11,000,000            --      2,000,000           (a)                 (a)             (a)

Lukens Inc.              750,000        50,000             --       800,000         $24,600,000     $787,500.00

Vmark Software Inc.           --       500,000        500,000            --                  --             (b)

                      __________       _______      _________       _______         ___________     ___________
                      11,750,000       550,000      2,500,000            --                  --              --
                      ==========       =======      =========       =======         ===========     ===========

Note:

(a)  Sold shares of stock held by the Fund to no longer represent an investment in affiliate as of October 31, 1995.
(b)  Non-income producing.

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